Exhibit 99.1
Western Gas Partners Announces
Second-Quarter 2011 Results
Raises Full-Year Adjusted EBITDA Guidance
     HOUSTON, August 3, 2011 — Western Gas Partners, LP (NYSE: WES) today announced second-quarter 2011 financial and operating results. Net income available to limited partners for the second quarter totaled $32.1 million, or $0.39 per limited partner unit (diluted). Net income includes the effects of a $1.9 million realized loss on an interest-rate hedge entered in connection with the Partnership’s issuance in May 2011 of $500 million in 5.375% Senior Unsecured Notes. The Partnership’s second-quarter Adjusted EBITDA(1) was $63.5 million and distributable cash flow(1) was $56.6 million, resulting in a coverage ratio(1) of 1.57 times for the period.
     Total throughput attributable to Western Gas Partners, LP for the second quarter of 2011 averaged 1,555 MMcf/d, 3 percent above the prior quarter, and 5 percent below the second quarter of 2010. These results include the net throughput attributable to the Wattenberg assets acquired from Anadarko Petroleum Corporation for all periods of comparison and throughput attributable to the Platte Valley system beginning March 2011.
     Capital expenditures attributable to Western Gas Partners, LP, excluding acquisitions, totaled approximately $13.4 million during the second quarter of 2011. Of this amount, maintenance capital expenditures were approximately $4.4 million, or 7 percent of Adjusted EBITDA.
     “The overall performance of our portfolio, particularly in the liquids-rich basins, enables us to strengthen our distribution growth profile,” said Western Gas Partners’ President and Chief Executive Officer, Don Sinclair.

(1)	Please see the tables at the end of this release for a reconciliation of non-GAAP to GAAP measures and calculation of the coverage ratio.

The Partnership previously declared a quarterly distribution of $0.405 per unit for the second quarter of 2011, payable on August 12, 2011 to unitholders of record at the close of business on July 29, 2011, representing a 4-percent increase over the prior quarter and a 16-percent increase over the second-quarter 2010 distribution of $0.35 per unit. The second-quarter 2011 coverage ratio of 1.57 times is based on the quarterly distribution of $0.405 per unit, and includes the full impact of approximately 3 million units issued to Anadarko in connection with the Bison acquisition in July 2011.
2011 GUIDANCE UPDATE
     As a result of the recently announced acquisition of the Bison Assets, as well as its year-to-date performance and expectations for the second half of 2011, the Partnership has raised its full-year 2011 guidance for Adjusted EBITDA to a range of $245 to $260 million and has reduced its guidance for maintenance capital expenditures as a percent of Adjusted EBITDA to a range of 8 to 11 percent. The Partnership’s guidance for total capital expenditures remains unchanged.
CONFERENCE CALL TOMORROW AT 11 A.M. CDT
     The Partnership will host a conference call on August 4, 2011, at 11 a.m. Central Daylight Time (12 p.m. Eastern Daylight Time) to discuss second-quarter results. The dial-in number for the call is 888.680.0878 and the participant code is 29292066. Please call in 10 minutes prior to the scheduled start time. For complete instructions on how to participate in the conference call, or to access the live audio webcast and slide presentation, please visit www.westerngas.com. A replay of the call will also be available on the Web site for approximately two weeks following the conference call.

Western Gas Partners, LP is a growth-oriented Delaware limited partnership formed by Anadarko Petroleum Corporation to own, operate, acquire and develop midstream energy assets. With midstream assets in East and West Texas, the Rocky Mountains and the Mid-Continent, the Partnership is engaged in the business of gathering, compressing, processing, treating and transporting natural gas, natural gas liquids and crude oil for Anadarko and other producers and customers. For more information about Western Gas Partners, please visit www.westerngas.com.
This news release contains forward-looking statements. Western Gas Partners believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. These factors include the ability to meet financial guidance or distribution growth expectations; the ability to obtain new sources of natural gas supplies; the effect of fluctuations in commodity prices and the demand for natural gas and related products; and construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures, as well as other factors described in the “Risk Factors” section of the Partnership’s 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases by Western Gas Partners. Western Gas Partners undertakes no obligation to publicly update or revise any forward-looking statements.
# # #
Western Gas Partners, LP Contact
Benjamin Fink, CFA
SVP, Chief Financial Officer and Treasurer
832.636.6010
benjamin.fink@westerngas.com

Reconciliation of GAAP to Non-GAAP Measures
     Below are reconciliations of Distributable cash flow (non-GAAP) and Adjusted EBITDA (non-GAAP) to Net income (GAAP) as required under Regulation G of the Securities Exchange Act of 1934.
     Management believes that the presentation of Distributable cash flow, Adjusted EBITDA and Coverage ratio are widely accepted financial indicators of a company’s financial performance compared to other publicly traded partnerships and are useful in assessing our ability to incur and service debt, fund capital expenditures and make distributions. Distributable cash flow, Adjusted EBITDA and Coverage ratio, as defined by the Partnership, may not be comparable to similarly titled measures used by other companies. Therefore, the Partnership’s consolidated Distributable cash flow, Adjusted EBITDA and Coverage ratio should be considered in conjunction with net income and other performance measures, such as operating income or cash flows from operating activities.
Distributable Cash Flow
     The Partnership defines Distributable cash flow as Adjusted EBITDA, plus interest income, less net cash paid for interest expense (including amortization of deferred debt issuance costs originally paid in cash), maintenance capital expenditures and income taxes.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
thousands except coverage ratio	2011		2010 (1)	2011	2010 (1)

Reconciliation of Net income attributable to Western Gas Partners, LP to Distributable cash flow and calculation of the Coverage ratio
Net income attributable to Western Gas Partners, LP	$33,939		$29,006	$68,923	$59,444
Add:
Distributions from equity investees	3,013		1,088	5,447	2,238
Non-cash equity-based compensation expense	1,918		681	3,846	1,248
Income tax expense (2)	94		3,419	126	8,975
Depreciation, amortization and impairments (2)	21,007		16,907	39,860	33,926
Other expense (2)	3,682		2,393	3,682	2,393
Less:
Equity income, net	2,646		1,308	4,690	2,687
Cash paid for maintenance capital expenditures (2)	4,375		5,278	9,077	10,767
Capitalized interest	13		—	13	—
Interest income, net (non-cash settled)	—		7	—	12
Other income (2)	—		—	1,759	19

Distributable cash flow	$56,619		$46,901	$106,345	$94,739

Distribution declared for the three months ended June 30, 2011 (3)
Limited partners	$34,178
General partner	1,885

Total	$36,063

Distribution coverage ratio	1.57	x

(1)	Financial information for 2010 has been revised to include results attributable to the Wattenberg assets and 0.4% interest in White Cliffs.

(2)	Includes the Partnership’s 51% share of income tax expense; depreciation, amortization and impairments; other expense; cash paid for maintenance capital expenditures; and other income attributable to Chipeta Processing LLC.

(3)	Reflects distribution of $0.405 per unit payable on August 12, 2011.

Reconciliation of GAAP to Non-GAAP Measures, continued
Adjusted EBITDA attributable to Western Gas Partners, LP
     The Partnership defines Adjusted EBITDA as Net income (loss) attributable to Western Gas Partners, LP, plus distributions from equity investees, non-cash equity-based compensation expense, general and administrative expense in excess of the omnibus cap, if any, interest expense, income tax expense, depreciation, amortization and impairments and other expenses, less income from equity investments, interest income, income tax benefit, other income and other nonrecurring adjustments that are not settled in cash.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
thousands	2011	2010 (1)	2011	2010 (1)

Reconciliation of Net income attributable to Western Gas Partners, LP to Adjusted EBITDA
Net income attributable to Western Gas Partners, LP	$33,939	$29,006	$68,923	$59,444
Add:
Distributions from equity investees	3,013	1,088	5,447	2,238
Non-cash equity-based compensation expense	1,918	681	3,846	1,248
Interest expense	6,697	3,598	12,808	7,126
Income tax expense (2)	94	3,419	126	8,975
Depreciation, amortization and impairments (2)	21,007	16,907	39,860	33,926
Other expense (2)	3,682	2,393	3,682	2,393
Less:
Equity income, net	2,646	1,308	4,690	2,687
Interest income — affiliates	4,225	4,232	8,450	8,462
Other income (2)	—	—	1,759	19

Adjusted EBITDA	$63,479	$51,552	$119,793	$104,182

(1)	Financial information for 2010 has been revised to include results attributable to the Wattenberg assets and 0.4% interest in White Cliffs.

(2)	Includes the Partnership’s 51% share of income tax expense; depreciation, amortization and impairments; other expense; and other income attributable to Chipeta Processing LLC.

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
thousands except per-unit amounts	2011	2010 (1)	2011	2010 (1)

Revenues
Gathering, processing and transportation of natural gas and natural gas liquids	$67,509	$55,491	$128,639	$112,406
Natural gas, natural gas liquids and condensate sales	90,557	67,033	161,962	136,905
Equity income and other, net	3,682	2,459	7,140	4,608

Total revenues	161,748	124,983	297,741	253,919

Operating expenses
Cost of product	62,317	38,506	109,137	80,479
Operation and maintenance	23,639	22,205	44,501	44,596
General and administrative	7,082	5,455	13,780	11,523
Property and other taxes	3,974	3,649	7,933	7,268
Depreciation, amortization and impairments	21,711	17,613	41,269	35,332

Total operating expenses	118,723	87,428	216,620	179,198

Operating income	43,025	37,555	81,121	74,721

Interest income — affiliates	4,225	4,232	8,450	8,462
Interest expense	(6,697)	(3,598)	(12,808)	(7,126)
Other expense, net	(3,682)	(2,393)	(1,922)	(2,373)

Income before income taxes	36,871	35,796	74,841	73,684

Income tax expense	94	3,419	126	8,975

Net income	36,777	32,377	74,715	64,709

Net income attributable to noncontrolling interests	2,838	3,371	5,792	5,265

Net income attributable to Western Gas Partners, LP	$33,939	$29,006	$68,923	$59,444

Limited partner interest in net income:

Net income attributable to Western Gas Partners, LP	$33,939	$29,006	$68,923	$59,444
Pre-acquisition net income allocated to Parent	—	(5,595)	—	(11,901)
General partner interest in net income	(1,842)	(519)	(3,290)	(1,002)

Limited partner interest in net income	$32,097	$22,892	$65,633	$46,541

Net income per limited partner unit — basic and diluted	$0.39	$0.35	$0.82	$0.72
Weighted average limited partner units outstanding — basic and diluted	81,432	65,653	80,064	64,502

(1)	Financial information for 2010 has been revised to include results attributable to the Wattenberg assets and 0.4% interest in White Cliffs.

Western Gas Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
thousands except number of units	2011	2010

Current assets	$94,500	$43,184
Note receivable — Anadarko	260,000	260,000
Net property, plant and equipment	1,618,696	1,359,350
Other assets	164,025	103,003

Total assets	$2,137,221	$1,765,537

Current liabilities	$58,619	$42,194
Long-term debt	668,946	474,000
Asset retirement obligations and other	61,514	44,275

Total liabilities	$789,079	$560,469

Common units (54,904,409 and 51,036,968 units issued and outstanding at June 30, 2011, and December 31, 2010, respectively)	$943,973	$810,717
Subordinated units (26,536,306 units issued and outstanding at June 30, 2011, and December 31, 2010)	282,969	282,384
General partner units (1,661,757 and 1,583,128 units issued and outstanding at June 30, 2011, and December 31, 2010, respectively)	25,052	21,505
Noncontrolling interests	96,148	90,462

Total liabilities, equity and partners’ capital	$2,137,221	$1,765,537

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
thousands	2011	2010 (1)

Cash flows from operating activities
Net income	$74,715	$64,709
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairments	41,269	35,332
Change in other items, net	(2,631)	(315)

Net cash provided by operating activities	$113,353	$99,726

Cash flows from investing activities
Capital expenditures	(29,956)	(50,189)
Acquisition from affiliates	—	(241,680)
Acquisition from third parties	(303,602)	—
Investments in equity affiliates	(93)	(310)
Proceeds from sale of assets to affiliate	242	—

Net cash used in investing activities	$(333,409)	$(292,179)

Cash flows from financing activities
Borrowings, net of issuance costs	$1,045,939	$209,987
Repayments of debt	(859,000)	(100,000)
Proceeds from issuance of common and general partner units	132,569	99,311
Distributions to unitholders	(63,732)	(43,435)
Contributions from noncontrolling interest owners	7,389	2,053
Distributions to noncontrolling interest owners	(7,495)	(6,383)
Net contributions from Parent	7	25,338

Net cash provided by financing activities	$255,677	$186,871

Net increase (decrease) in cash and cash equivalents	$35,621	$(5,582)

Cash and cash equivalents at beginning of period	27,074	69,984

Cash and cash equivalents at end of period	$62,695	$64,402

(1)	Financial information for 2010 has been revised to include results attributable to the Wattenberg assets and 0.4% interest in White Cliffs.

Western Gas Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010 (1)	2011	2010 (1)

Throughput (MMcf/d)
Gathering and transportation (2)	884	1,059	893	1,068
Processing (3)	851	664	800	649
Equity investment (4)	54	114	64	118

Total throughput (5)	1,789	1,837	1,757	1,835

Throughput attributable to noncontrolling interests	234	198	226	194

Total throughput attributable to Western Gas Partners, LP	1,555	1,639	1,531	1,641

Gross margin per Mcf attributable to Western Gas Partners, LP (6)	$0.67	$0.55	$0.65	$0.55

(1)	Throughput for 2010 has been revised to include volumes attributable to the Wattenberg assets.

(2)	Excludes average NGL pipeline volumes of 23 MBbls/d and 16 MBbls/d, for the three months ended June 30, 2011 and 2010, respectively, and 22 MBbls/d and 16 MBbls/d, for the six months ended June 30, 2011 and 2010, respectively.

(3)	Includes 100% of Chipeta, Granger and Hilight system volumes and 50% of Newcastle system volumes for all periods presented as well as throughput beginning March 2011 attributable to the Platte Valley system.

(4)	Represents the Partnership’s 14.81% share of Fort Union’s gross volumes and excludes crude oil throughput measured in barrels attributable to White Cliffs.

(5)	Includes affiliate, third-party and equity-investment volumes.

(6)	Average for period. Calculated as gross margin, excluding the noncontrolling interest owners’ proportionate share of revenues and cost of product, divided by total throughput attributable to Western Gas Partners, LP. Calculation includes income attributable to the Partnership’s investments in Fort Union and White Cliffs and volumes attributable to the Partnership’s investment in Fort Union.